                                                                      Exhibit 99

                                   [ADC LOGO]


NEWS RELEASE


For Immediate Release  Contacts: Mark Borman-- Investor Relations 952.946.3338
                                   Rob Clark-- Public Relations   952.914.6355
                       CONFERENCE CALL: TODAY AT 8:30 AM EASTERN
                       (DETAILS IN RELEASE)

                    ADC UPDATES GUIDANCE ON FINANCIAL RESULTS

MINNEAPOLIS -- JANUARY 19, 2001 -- ADC (Nasdaq: ADCT, WWW.ADC.COM), a leading global supplier of fiber optics, network equipment, software and integration services for broadband, multiservice networks, today announced that despite strong sales growth it expects to report results below its previous guidance for the first fiscal quarter ending January 31, 2001. ADC is also revising its guidance for fiscal year 2001.

As a result of the current challenging economic environment and lower-than-expected domestic spending by communications service providers in 2001, ADC now expects sales in the first quarter of 2001 to be approximately $800 million (compared to $594 million in the first quarter of 2000) and pro forma diluted earnings per share to be $0.05 to $0.07 (compared to $0.07 in the first quarter of 2000). ADC expects lower operating profit margins in the quarter as a result of changes in the mix of products sold and not yet benefiting from the full effect of recent cost reduction actions. International sales growth in the first quarter of 2001 is expected to remain strong with growth exceeding that in the U.S. International sales are expected to reach 25-30% as a portion of total ADC sales compared to 22% in the first quarter of 2000.

"At this time, ADC sees a significant change in economic and market conditions compared to the assumptions in our November 2000 guidance. Given these current conditions, we believe it is appropriate to be more cautious regarding our growth assumptions," said William J. Cadogan, chairman and chief executive officer of ADC. "Consequently, we are revising our annual growth assumptions for sales and pro forma diluted earnings per share to approximately 15% from previous guidance of 25-30%. Until economic and market conditions improve, we expect this revised year-over-year growth rate of sales and earnings per share for both fiscal year 2001 and the remaining quarters of 2001. We remain confident that our strategy to provide broadband products and services for the `last mile/kilometer' of communications networks is focused on one of the most rapidly expanding areas of the communications industry."

ADC UPDATES GUIDANCE ON FINANCIAL RESULTS - PAGE 2 OF 2

During the quarter, ADC began implementing plans to control expense growth in 2001. As a result of cost reduction actions to rationalize product lines and reduce the number of employees in 2001, ADC expects to record non-recurring charges in the first and second quarters in amounts that have not yet been determined.

Sales by business group as a percent of total sales are expected to remain at approximately 50-55% for Broadband Connectivity, 25-30% for Broadband Access and Transport, and 15-20% for Integrated Solutions for the first quarter and the fiscal year of 2001.

CONFERENCE CALL
ADC will discuss its revised guidance on a conference call scheduled today, January 19, at 8:30 a.m. Eastern time. The conference call can be accessed by domestic callers at (888) 868-9083 and by international callers at (973) 628-7055. The replay of the call can be accessed, until January 26, 2001, by domestic callers at (877) 519-4471 and by international callers at (973) 341-3080. The replay PIN is 1023920.

EARNINGS RELEASE DATE
ADC expects to report its actual financial results for the first quarter of 2001 on February 21, 2001, after the market close. Conference call access information and times will be posted next week on the Calendar of Events page at WWW.ADC.COM/INVESTOR.

ABOUT ADC
ADC is The Broadband Company(TM). ADC's fiber optics, network equipment, software and integration services make broadband communications a reality worldwide by enabling communications service providers to deliver high-speed Internet, data, video and voice services to consumers and businesses. ADC (Nasdaq: ADCT) has annual sales of over $3.2 billion and employs approximately 22,000 people worldwide. ADC's stock is included in the Standard & Poor's 500 Index and the Nasdaq-100 Index. Learn more about ADC Telecommunications, Inc. at WWW.ADC.COM.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Any forward looking statements contained herein reflect management's current expectations or beliefs and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, demand for ADC's products or services, availability of materials to make products, changing market conditions either within ADC's industry or generally within the economy, new competition and technologies, increased costs associated with protecting intellectual property rights, fluctuations in ADC's operating results, pressures on the pricing of the products or services ADC offers, and other risks and uncertainties, including those identified in Exhibit 99-a to ADC's Report on Form 10-K for the fiscal year ended October 31, 2000.
                                      -30-